UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 7, 2017
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12220 Scripps Summit Drive, Suite 100
San Diego, California 92131
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on February 3, 2017, Laureen DeBuono resigned from the board of directors (the “Board”) of Turtle Beach Corporation (the “Company”). Ms DeBuono was serving as a member of the Audit Committee of the Board prior to her resignation. On February 7, 2017, as a result of Ms. DeBuono’s resignation, the Company received a customary notice from the Nasdaq Stock Market, LLC (“Nasdaq”) that it was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company’s audit committee be comprised of at least three members, all of whom are independent.

While the Board will determine a suitable member to replace Ms. DeBuono on the Audit Committee, in accordance with Nasdaq Listing Rule 5605(c)(4), the Company has a cure period until the later of the Company’s next annual stockholders’ meeting or August 2, 2017 (assuming the Company’s next annual meeting is held prior to such date) to add a third member to the Audit Committee and regain compliance. The Company expects to comply with the Nasdaq audit committee requirements within the cure period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	February 10, 2017	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary